STERIS Acquisition of Synergy Health Creating a Global Leader in Infection Prevention and Sterilization October 13, 2014 Exhibit 99.2

Forward Looking Statements
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY
JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH
JURISDICTION
No Offer or Solicitation
This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.
Forward-Looking Statements
This document may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this document and may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "anticipates,"
"plans," "estimates," "projects," "targets," "forecasts," "outlook," "impact," "potential," "confidence," "improve," "optimistic," "deliver," "comfortable,"
"trend", and "seeks," or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy's other securities filings, including Item 1A of STERIS's Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy's annual report and accounts for the year ended 30 March 2014 (section headed "principal risks and uncertainties"). Many of these important factors are outside of STERIS’s or Synergy's control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected,

Forward Looking Statements
(f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated,
(k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for products and services, (n)
the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy's businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS's Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact Company performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS's restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS and Synergy's customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS's Annual Report on Form 10-K for the year ended
March 31, 2014, and other securities filings.
Important Additional Information Regarding the Transaction Will Be Filed With The SEC It is expected that the shares of New STERIS to be issued by New STERIS to Synergy Shareholders in the U.K. law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.
In connection with the issuance of New STERIS shares to STERIS shareholders pursuant to the merger that forms a part of the transaction, New
STERIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New STERIS as well as a proxy statement of
STERIS relating to the merger that forms a part of the transaction, which we refer to together as the Form S-4/Proxy Statement.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED
WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE
TRANSACTION.. .

Forward Looking Statements
Those documents, if and when filed, as well as STERIS’S and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by mail or telephone Julie_Winter@steris.com or (440) 392-7245.  Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-
0330 or visit the SEC’s website for further information on its public reference room.
STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of STERIS is set forth in its Annual
Report on Form 10-K for the year ended 31 March, 2014, which was filed with the SEC on 29 May, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on 9 June, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4/Proxy
Statement when it is filed.
Synergy and New STERIS are each organised under the laws of England. Some of the officers and directors of Synergy and New STERIS may be residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.
Participants in the Solicitation
STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of STERIS is set forth in its Annual
Report on Form 10-K for the year ended 31 March, 2014, which was filed with the SEC on 29 May, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on 9 June, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy
Statement/Prospectus when it is filed.
Responsibility
The directors of STERIS accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information.

STERIS Overview
• A global leader in infection prevention,
decontamination, GI and surgical products
and services
• $1.9 billion in revenue in FY15
• Approximately 8,000 people worldwide
•
Direct sales and service force of over 2,500
team members
• 77% of revenue in the United States
• Nine acquisitions in the past three years
Business Mix
by Segment
Note: Based on FY2014 actual revenues
Geographic Mix
73%
12%
15%
77%
11%
8%
4%
Healthcare
Isomedix
Life Sciences
United States
EMEA
APAC / LATAM
Canada

Synergy Overview
• Global leader in outsourced sterilization
services for medical device manufacturers,
hospitals and other industries.
Applied Sterilisation Technologies (AST)
provider of outsourced sterilization to medical device
manufacturers
Hospital Sterilization Services (HSS)
provider of outsourced decontamination services for
reusable medical and surgical equipment
Healthcare Solutions (HCS)
provider of a range of products and services in
managing the environment in a healthcare setting
• $604 million in revenue in Fiscal Year 2014
• UK-domiciled FTSE 250 company
• 6,000 employees worldwide
• Three acquisitions in the past two years
Note: Business mix by segment figures pertain to Q1 FY2015
Geographic Mix relates to FY14 results
Business Mix
by Segment
Geographic Mix
25%
Applied Sterilization
Technologies (AST)
Healthcare Solutions
(HCS)
Hospital Sterilisation
Services (HSS)
34%
41%
43%
31%
5%
21%
UK & Ireland
Europe & Middle East
Asia & Africa
Americas

Transaction Overview
Transaction Terms
• Acquisition of Synergy for $1.9
billion in cash and New STERIS
stock
• STERIS shareholders to receive
one share of New STERIS for
each STERIS share
• Synergy shareholders to receive
per-share consideration valued
at £19.50, consisting of £4.39
cash and 0.4308 share of New
STERIS
• STERIS has secured committed
funding for the transaction
•
New STERIS ownership: 70%
STERIS shareholders / 30%
Synergy shareholders
Substantial Premium to
Synergy Shareholders
• % premium to last closing
share price
• % premium to 3-month VWAP
• % premium to 52-week high
Transaction Structure
• STERIS and Synergy each to
merge into subsidiaries of a UK
holding company New STERIS
• New STERIS incorporated in the
UK; New STERIS expected to
retain NYSE listing under ticker
STE
• New STERIS to maintain
operational headquarters in
Mentor, Ohio
39
32
27

Strategic Rationale
Create a global
leader in infection
prevention and
sterilization
• Allows STERIS to better
provide comprehensive
solutions to device
companies and
hospitals around the
world
• Build on STERIS’s
recent acquisitions to
provide an expanded
suite of integrated,
value-added products
and services to
hospitals globally
Increase portfolio
diversity
• Create a more balanced
portfolio from which
New STERIS could
deliver products and
services tailored to best
serve the evolving
needs of global
Customers
Increase
geographic
diversity
• Combines STERIS’s
strength in North
America with Synergy’s
strong positions in
Europe
• Increases exposure to
emerging markets such
as Asia Pacific and
Latin America
• Brings together the
geographically
complementary STERIS
Isomedix and Synergy
AST device sterilization
businesses to create a
leading global supplier
to best serve medical
device Customers
Accelerate
growth profile
• Estimated annual pre-
tax cost synergies of
$30 million or more,
which will be phased
50% in fiscal 2016 and
100% thereafter
• Expected to be
significantly accretive to
adjusted earnings per
diluted share in fiscal
year 2016 and beyond

Greater Portfolio Diversity
STERIS New STERIS
Source: Company filings and investor presentation.

Capital
Recurring
Capital
Recurring
63%
37%
74%
26%
• More balanced portfolio from which New STERIS could deliver products and services tailored to best serve the evolving needs of global Customers
• Differentiated product and service offering
• Potential to cross-sell STERIS’s products and services to Synergy’s Customers and vice versa
• Increases recurring revenue mix – combined 58 Isomedix/AST facilities in 18 countries

Greater Geographic Diversity
•
Combines STERIS’s strength in North America with
Synergy’s strong positions in
Europe
•
Brings together the geographically complementary STERIS’s Isomedix and
Synergy’s AST
device sterilization businesses to create a leading  global supplier to best serve medical device Customers
Source: Company filings and investor presentation.
Note: Based on STERIS FY2014 actual revenues and Synergy management
STERIS
New STERIS
77%
11%
8%
4%
United States
EMEA
APAC / LATAM
Canada
61%
28%
8%
3%
US
EMEA
APAC/LATAM
Canada

Accelerated Growth Profile
Accelerated growth
profile
• Leverage STERIS's
capabilities and infrastructure
to make Synergy’s products
and services more successful
• Access Synergy’s Customer
base to cross-sell current and
new STERIS products and
services
$30 million or more
estimated annual pre-
tax cost synergies
• Optimizing global back-office
• Leveraging best-
demonstrated practices
across plants
• In-sourcing consumables
• Eliminating redundant public
company costs
• Phased in 50% in fiscal 2016
and 100% thereafter
Compelling financial
benefits and improved
financial flexibility
• Expected to be significantly
accretive to adjusted earnings
per diluted share in fiscal year
2016 and beyond
• New STERIS is expected to
have an effective tax rate of
approximately 25% by fiscal
year 2016
• Provide more flexible access
to New STERIS’s global cash
flows

Logical Extension of STERIS’s Growth Strategy
STERIS track record of executing
value-creating M&A transactions
• Strengthen core business (VTS Medical and
Eschmann, Biotest)
• Expand GI business (US Endoscopy)
• National consolidator of instrument repair
business (Spectrum, TRE, Florida Surgical, Life
Systems, IMS)
Acquisition of Synergy is
consistent with long-term goals
• Mid- to high-single digit revenue growth
Market growth
Success with new products
Acquisitions
• Double-digit earnings per share growth
• Generate robust annual free cash flows

Efficient Capital Allocation
Reasonable debt-to-capital levels
with access to additional funds
• Anticipated debt to EBITDA of ~2.9x (an
increase from 2.2x as of June 30, 2014)
• More flexible access to global cash
• Revolving credit facility in place to support
operational needs
• In conjunction with the transaction, STERIS obtained
a 364-Day Bridge Credit Agreement. Bank of
America Merrill Lynch, J.P. Morgan and Key Bank
provided committed financing in conjunction with the
transaction in the amount of approximately $1.6
billion.
Disciplined capital allocation
policies
• Maintain and grow our dividend responsibly
relative to our growth
• Invest for growth in our organic businesses
• Targeted acquisitions in adjacent product and
market areas
• Reduce total company leverage
• Share buybacks

STERIS
synergyhealth
STERIS
synergyhealth

STERIS | synergyhealth

New STERIS Corporate Structure
• STERIS and Synergy to each merge into
subsidiaries of a new holding company New
STERIS
•
New STERIS to be incorporated in the UK
•
STERIS’s operational headquarters will
remain in Mentor, Ohio
•
New STERIS expected to have a 13 member
Board of Directors
10 current STERIS Directors
Synergy CEO
Two additional members from Synergy Board
•
New STERIS shares expected to be listed on
the New York Stock Exchange under the
ticker STE
~70% ~30%
Note: Excludes, for clarity only, US Acquisition Co, into which STERIS will initially merge, and UK merger sub, into which Synergy will merge.
Post-Closing
Organizational Structure
shareholders shareholders
New STERIS
(UK-
Incorporated)

Next Steps
Combination to be
implemented by UK
Scheme of Arrangement
• New STERIS S-4/Proxy
expected to be filed in
November
• Scheme to become effective
and transaction expected to
be completed by the end of
fiscal 2015
Regulatory approvals
• Subject to STERIS and
Synergy shareholder
approvals
• Subject to regulatory review in
the U.S. and U.K.
Next Communications
• STERIS and Synergy’s 2Q15
earnings calls are scheduled
for November 5, 2014